As filed with the Securities and Exchange Commission on June 26, 2007

Registration No.  33-46165

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 33-46165

Under
The Securities Act of 1933

MedImmune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	55-1555759
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One MedImmune Way

Gaithersburg, MD 20878

(301) 398-0000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

1991 STOCK OPTION PLAN

(Full Title of the Plan)

David M. Mott

Chief Executive Officer, President

MedImmune, Inc.

One MedImmune Way

Gaithersburg, MD 20878

(301) 398-0000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the following Registration Statement on Form S-8 of MedImmune, Inc. (the “Company”) (the “Registration Statement”):

File No. 33-46165, pertaining to the registration of 750,000 shares of common stock, par value $0.01 per share of the Company (“Common Stock”), which was filed with the Securities and Exchange Commission and became effective on March 11, 1992, as modified pursuant to General Instruction E of Form S-8 by Registration Statements on Form S-8 filed on August 10, 1992 (File No. 33-50678), November 17, 1995 (File No. 33-99540) and June 4, 1997 (File No. 333-28527).

On April 22, 2007, the Company, AstraZeneca PLC, a public limited company incorporated under the laws of England and Wales (“Parent”), and AstraZeneca Biopharmaceuticals Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Purchaser”), entered into an Agreement and Plan of Merger pursuant to which Purchaser merged with and into the Company, with the Company surviving as an indirect wholly owned subsidiary of Parent (the “Merger”).  The Merger became effective on June 18, 2007 as a result of the filing of a certificate of ownership and merger effectuating the Merger with the Secretary of State of the State of Delaware.

As a result of the Merger, the offering pursuant to the Registration Statement has been terminated.  In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, MedImmune, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Gaithersburg, State of Maryland, on June 26, 2007.

MEDIMMUNE, INC.

By:	/s/ David M. Mott
Name:	David M. Mott
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons, in the capacities indicated, as of June 26, 2007.

Signature	Title

/s/ David M. Mott	Chief Executive Officer and President
Name: David M. Mott

/s/ Lota S. Zoth	Chief Financial Officer and Senior Vice President
Name: Lota S. Zoth

/s/ Glenn M. Engelmann	Director
Name: Glenn M. Engelmann

/s/ Shaun F. Grady	Director
Name: Shaun F. Grady

/s/ Christopher R. W. Petty	Director
Name: Christopher R. W. Petty